                                                                    EXHIBIT 21.1



                              LIPID SCIENCES, INC.

Subsidiaries of Lipid Sciences, Inc. as of the date of this report:


                                JURISDICTION OF
                               INCORPORATION OR        NAMES UNDER WHICH          PERCENTAGE
NAME                             ORGANIZATION       SUBSIDIARIES DO BUSINESS     OF OWNERSHIP
----                             ------------       ------------------------     ------------
Lipid Sciences, Pty. Ltd.         Australia       Lipid Sciences, Pty. Ltd.           100%
NZ Corporation                     Arizona        NZ Corporation                      100%
Bridge Financial Corporation       Arizona        Bridge Financial Corporation        100%
NZ Properties, Inc.                Arizona        NZ Properties, Inc.                 100%
NZ Development Corporation         Arizona        NZ Development Corporation          100%
NZU Inc.                          New Mexico      NZU Inc.                            100%